Exhibit 24B






                          CONSENT OF INDEPENDENT ACCOUNTANTS


             We consent to the incorporation by reference in the registration statement of General Public Utilities Corporation on Forms S-8 (File Nos. 33-32325 and 33-51035) of our report dated May 8, 1995, on our audits of the financial statements of the General Public Utilities Corporation and Subsidiary System Companies Employee Savings Plan for Nonbargaining Employees as of December 31, 1994 and 1993 and for the years then ended, which report is included in this Annual Report on Form 11-K.





                                        COOPERS & LYBRAND L.L.P.

























          1301 Avenue of the Americas
          New York, New York
          June 27, 1996